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                                     Form 2

Mr. NAME
Company
Address
Address

     RE:  Assignment of Member or Limited Partner Interest(s)

Dear NAME:

     This letter sets forth the terms upon which you ( "Employee") have been assigned, as of the date hereof, a partnership interest or member interest or interests in one or more limited partnerships or limited liability companies which will in turn entitle you to certain potential distributions in the future, subject to all the terms and conditions as set forth herein (individually a " Member Interest " and collectively "Member Interests"). The interests assigned to you hereby are owned by subsidiaries of Insignia/ESG or subsidiaries of Insignia Financial Group, Inc. As used herein, "Insignia/ESG" shall mean, respectively, Insignia/ESG, Inc. and its wholly owned subsidiaries and/or parent or sister corporations. "Transaction Date" shall mean the date shown under the column of the "Closing Date" of each respective transaction as specifically set forth on Exhibit A, which shall be the effective date of each assignment. You are being assigned Member Interests only with respect to the one or more partnerships or limited liability companies listed on Exhibit A (individually a "Company" and collectively, the "Companies") under the column headed "Name of Company".

     The Companies were formed for the purpose of acquiring, operating, and ultimately disposing of real estate and real estate assets. The Member Interest(s) assigned to you hereby shall equal the percentage interest in each Company necessary for you to receive the percentage, as shown on Exhibit A under the column headed "Applicable Percentage", of Proceeds. The Member Interest(s) assigned to you hereby are in addition to any other assignments made to you previously. "Proceeds" as used herein, shall mean any proceeds actually received by Insignia/ESG or IFG, respectively, from or with respect to an investment in a Company after Insignia/ESG, or IFG, respectively, has received 100% of its original capital contribution, any additional capital contributions and any allocated costs plus a return thereon equal to 10% per annum (the "Insignia/ESG Minimum Return"). Any acquisition fees paid or payable to Insignia/ESG shall be included in the amount of Insignia/ESG's investment for purposes of determining Insignia/ESG's return and the Insignia Minimum Return, including any imputed acquisition fee with respect to assets 100% owned by Insignia/ESG.

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You acknowledge and understand that the definition of "Proceeds" may result in your percentage interest in any of the Companies being zero Resulting in no distribution(s) to you with respect to one or more of the Member Interest(s)) because your interest is effectively subordinated to preferential payments/distributions to Insignia/ESG. Notwithstanding the following paragraph, with respect to the Companies in which an affiliate of the Praedium Fund serves as a member or partner any incentive fees as so defined or described in the respective Asset Management Agreements (but not including any asset management fees paid on a regular or recurring basis) shall be deemed to be part of Proceeds. Insignia/ESG and IFG will promptly, and will cause their controlled affiliates to promptly execute and deliver to Employee, upon request from Employee, a such other documents as may be reasonably requested by Employee to evidence the assignment of the Membership Interest(s).

     In calculating Insignia/ESG's and IFG's's return and the Insignia/ESG Minimum Return, any amounts to which Insignia/ESG, or IFG, respectively, may be entitled which are compensation for performing services including, but not limited to, acquisition services, advisory, consulting, management, leasing, construction supervision or management, development or development supervision, financing or refinancing or disposition services, will be excluded from such calculation. In addition, with respect to any Company, it is understood and agreed that allocations of all costs, including but not limited to the costs of accounting and asset management, and uses of capital with respect to any asset or investment shall be made at the sole and absolute discretion of Insignia/ESG. Such allocations of costs and uses of capital shall be taken into account in determining the Insignia/ESG Minimum Return and the amount of Proceeds received from a particular investment with respect to a Company. In the event that the calculation of the Insignia/ESG Minimum Return or Proceeds is affected by the terms and conditions of any loans, including but not limited to the existing line of credit with General Electric Capital Corporation ("GE") in favor of an Insignia/ESG affiliate in partnership with Blackacre Realty Advisors, then any calculations made or to be made with respect thereto shall be made by Insignia/ESG in its sole and absolute discretion. In the event that Proceeds from any investments or properties secured by the indebtedness evidenced by the GE line of credit are received by Insignia/ESG but utilized, directly or indirectly, to reduce such indebtedness, then, at Insignia/ESG's discretion, any amounts so used shall not be deemed to constitute Proceeds, and your right to receive any portion of the Member Interest(s) shall not arise until all such debt has been paid in full.

     The additional terms and conditions governing the Member Interest(s) are as follows:

     1) Your rights with respect to the Member Interest(s) assigned to you hereunder shall vest as follows:

                      DATE                       CUMULATIVE AMOUNT VESTED
                      ----                       ------------------------

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         1 Year from Transaction Date            25% of Member Interest(s)
         2 Years from Transaction Date           50% of Member Interest(s)
         3 Years from Transaction Date           75% of Member Interest(s)

     2) In the event that Proceeds are actually received by , or IFG, respectively, with respect to Insignia/ESG's or IFG's investment in a particular Company prior to an applicable vesting date, you will be deemed to have been fully vested with respect to such Proceeds as of the date of receipt of such Proceeds. Amounts payable with respect to the Member Interest(s), if any, shall be payable at any time that Proceeds (whether derived from a sale, refinancing or other disposition of all or part of any interest in a building, project or in or in respect of the partnership or other entity that serves as the owner thereof, as the case may be) are actually received by Insignia/ESG and shall include any sums distributed from time to time from the proceeds of net operating income.

     3) Your Member Interest(s) shall be subject to vesting, reduction or termination only if at any time you no longer are employed by Insignia/ESG or an affiliate thereof due to either the termination of your employment for cause or your voluntary resignation (each, a "Termination") and any other termination of your employment shall not reduce or impair your right to receive payment with respect to your Member Interest(s). Any Termination shall extinguish any rights with respect to any unvested portions of the Member Interest(s).

         As used herein, "cause" shall mean any action or inaction by you constituting reasonable cause for termination and shall specifically include, but not be limited to, (a) your conviction of a felony under state, federal or foreign law, (b) your breach of any of the provisions of any agreement between you and Insignia/ESG or any written policy of Insignia/ESG, (c) failure by you to comply with any material directive of Insignia/ESG, (d) the taking by you of any action on behalf of Insignia/ESG without possession of the appropriate authority to take such action, (e) the taking by you of action in conflict of interest with or its subsidiaries or affiliates, given your position with Insignia/ESG and its subsidiaries and affiliates, (f) the usurpation of a corporate opportunity of Insignia/ESG, its subsidiaries or affiliates, (g) the recurring failure to attend or participate in meetings as reasonable requested by your supervisor; or (h) any element of action or inaction constituting cause

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    under any other written agreement between you and Insignia whether in existence as of the date hereof or at any time in the future. The grant of the Member Interest(s) do not confer on you any legal right for continuation of employment nor shall it interfere with the right of Insignia/ESG to discharge you at any time regardless of the effect on the Member Interest(s).

     4) Any dispute with respect to this agreement and the Member Interest(s) shall be governed by the laws of the State of New York and shall, at the option of Insignia/ESG, be resolved by arbitration on terms and conditions determined in the reasonable discretion of Insignia/ESG.

     Any amounts you receive hereunder may be characterized as ordinary income for federal tax purposes. However, you may choose to make an election under
Section 83(b) of the Internal Revenue Code which may result in such amounts being treated as capital gains. Such an election would require to value the Member Interests assigned to you hereunder and to recognize such value as income presently. Such election, if made by you, must be made within thirty (30) days of assignment to you of the Member Interests. In determining a value for the Member Interests assigned to you hereunder you should take into account all factors known to you including the fact that the Member Interests are subordinated to certain returns and subject to vesting and forfeiture. You are encouraged to consult your tax advisor for guidance on this matter and Insignia/ESG accepts no responsibility for the manner in which you treat the Member Interests.

     Please acknowledge your understanding of and agreement to the terms set forth above by executing this agreement in the space indicated below and on the attached Exhibit A.

                                            Yours truly,

                                            Insignia/ESG, Inc.

                                            By:
                                               --------------------------

                                            Insignia Financial Group, Inc

                                            By:
                                               --------------------------

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     I understand the terms of the foregoing and agree that the assignment of the Member Interest(s) shall be governed thereby.


/s/ Stephen B. Siegel                       Date:
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    Stephen B. Siegel